                                                            Exhibit (h)(31)

                                   SCHEDULE A

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC,

                                       AND
                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds:

                                                     GUARANTEE                MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                          MATURITY DATE      (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
------------                                          -------------      ----------------------------------------
                                                                          Class A     Class B     Class C     Class Q
                                                                          -------     -------     -------     -------
ING Principal Protection Fund                     October 11, 2006         1.75%       2.50%       2.50%       1.75%
ING Principal Protection Fund II                  January 31, 2007         1.75%       2.50%       2.50%       1.75%
ING Principal Protection Fund III                 June 5, 2007             1.75%       2.50%       2.50%       1.75%
ING Principal Protection Fund IV                  October 8, 2007          1.75%       2.50%       2.50%       1.75%
ING Principal Protection Fund V                   January 22, 2008         1.75%       2.50%       2.50%       1.75%
ING Principal Protection Fund VI                  April 22, 2008           1.75%       2.50%       2.50%       1.75%
ING Principal Protection Fund VII                 June 26, 2008            1.75%       2.50%       2.50%       1.75%
ING Principal Protection Fund VIII**              October 15, 2008         1.75%       2.50%       2.50%       1.75%


Approved by the Board of Trustees on May 9, 2001 for ING Principal Protection Fund; on November 2, 2001 for ING Principal Protection Fund II; on February 26, 2002 for ING Principal Protection Fund III; on May 24, 2002 for ING Principal Protection Fund IV; on August 20, 2002 for ING Principal Protection Fund V; and on November 22, 2002 for ING Principal Protection Fund VI, ING Principal Protection Fund VII and ING Principal Protection Fund VIII.

* Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in paragraph 4 and 5.4.

**   This Schedule A will be effective with respect to this Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.